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                                                                     EXHIBIT 3.1

                                 AMENDMENT NO. 1
                              DATED APRIL 22, 2003

                                       TO

                           AMENDED AND RESTATED BYLAWS
                              OF REALNETWORKS, INC.
                              ADOPTED JULY 16, 1998

         1. Article I, Section 1.3 of the Amended and Restated Bylaws is amended to read in its entirety as follows:

                  "1.3     Notice of Meetings. Except as otherwise provided
         below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall give, in any manner permitted by law, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written or electronic notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, notice to a shareholder shall be effective when mailed, with first-class postage thereon prepaid, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation. Otherwise, written notice shall be effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid, and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If provided in an electronic transmission, notice to a shareholder shall be deemed given in accordance with the provisions set forth in
         Article XIV of these Bylaws.

                           1.3.1 Notice of Special Meeting. In the case of a special meeting, the written or electronic notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the general nature of the business proposed to be transacted at the meeting. No business other than that within the purpose or purposes specified in the notice may be transacted at a special meeting.

                           1.3.2 Proposed Articles of Amendment, Merger, Exchange, Sale, Lease or Disposition. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or any proposed merger or exchange of shares, or any proposed sale, lease, exchange, or other disposition of all or substantially all of the property and assets (with or without the goodwill) of the corporation not in the usual or regular course of its business, then the written or electronic notice shall state that the purpose or one of the purposes is to

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         consider the proposed amendment or plan of merger, exchange of shares, sale, lease, exchange, or other disposition, as the case may be, shall describe the proposed action with reasonable clarity, and shall be accompanied by a copy of the proposed amendment or plan. Written or electronic notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section
         1.3 above.

                           1.3.3 Proposed Dissolution. If the business to be conducted at any meeting includes the proposed voluntary dissolution of the corporation, then the written or electronic notice shall state that the purpose or one of the purposes is to consider the advisability thereof. Written or electronic notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section 1.3 above.

                           1.3.4 Declaration of Mailing. A declaration of the mailing, electronic transmission or other means of giving any notice of any shareholders' meeting, executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

                           1.3.5 Waiver of Notice. A shareholder may waive notice of any meeting at any time, either before or after such meeting. Except as provided below, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. In the case of a special meeting, or an annual meeting at which fundamental corporate changes are considered, a shareholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented."

         2. The first paragraph of Article II, Section 2.10 of the Amended and Restated Bylaws is amended to read in its entirety as follows:

                  "2.10    Notice of Meeting. Notice of the place, day, and time
         of any meeting of the Board of Directors for which notice is required shall be given, at least two (2) days preceding the day on which the meeting is to be held, by the Secretary or an Assistant Secretary, or by the person calling the meeting, in any manner permitted by law, including orally. Any oral notice given by personal communication over the telephone or otherwise may be communicated either to the director or to a person at the office of the director who, the person giving the notice has reason to believe, will promptly communicate it to the director. If

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         mailed, notice to the director shall be deemed to have been given on the earliest of (a) the day of actual receipt, (b) five (5) days after the day on which written notice is deposited in the United States mail, as evidenced by the postmark, with first-class postage prepaid, and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If sent by electronic transmission, notice to the director shall be deemed to have been given when delivered in accordance with Article XIV of these Bylaws."

         3. Article II, Section 2.13 of the Amended and Restated Bylaws is amended to read in its entirety as follows:

                  "2.13    Action by Directors Without a Meeting. Any action
         required by law to be taken or which may be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, executed by each director either before or after the action taken, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record or (b) if the corporation has designated an address, location or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last director executes the consent, unless the consent specifies a later effective date."

         4.       A new Article XIV is added to read in its entirety as follows:

                                  "ARTICLE XIV
                        NOTICE BY ELECTRONIC TRANSMISSION

                  14.1     Notice by Electronic Transmission.

                  Without limiting the manner by which notice otherwise may be given effectively to shareholders and directors of the corporation pursuant to the Washington Business Corporation Act, the Articles of Incorporation or these Bylaws, any notice to shareholders or directors given by the corporation under the Washington Business Corporation Act, the Articles of Incorporation or these Bylaws shall be effective if provided in an electronic transmission and electronically transmitted to a director or shareholder who has consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location, or system to which such notices may be electronically transmitted. Any such consent shall be revocable by the shareholder or director by delivery of a revocation to the corporation in the form of a record. In addition, any such consent shall be deemed revoked if:

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                  (a)      the corporation is unable to electronically transmit
         two consecutive notices given by the corporation in accordance with the consent; and

                  (b) such inability becomes known to the Secretary of the corporation, the transfer agent, or any other person responsible for giving the notice.

                  However, the inadvertent failure of the corporation to treat such inability as a revocation shall not invalidate any meeting or other action.

                  Any notice given by electronic transmission, if in comprehensible form, shall be deemed given:

                  (a) if electronically transmitted to an address, location or system designated by the shareholder or director for that purpose; or

                  (b) if posted on an electronic network and a separate record of the posting has been delivered to the shareholder or director together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

                  14.2     Definitions.

                  (a) "Electronic transmission" means an electronic communication (i) not directly involving the physical transfer of a record in a tangible medium and (ii) that may be retained, retrieved and reviewed by the sender and the recipient thereof, and that may be directly reproduced in a tangible medium by such a sender and recipient.

                  (b) "Electronically transmitted" means the initiation of an electronic transmission.

                  (c) "Record" means information inscribed on a tangible medium or contained in an electronic transmission.

                  (d) "Tangible medium" means a writing, copy of a writing, or facsimile, or a physical reproduction, each on paper or on other tangible material."

         The amendments set forth in the foregoing Amendment No. 1 to the Amended and Restated Bylaws of RealNetworks, Inc. were approved and duly adopted by the Board of Directors of RealNetworks, Inc. on the 22nd day of April, 2003.

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